Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for The Northern Trust Company
Country	Subcustodian Name	Subcustodian Legal Address
Argentina	Citibank N.A.	Bartolome Mitre 502/30, (C1036AAJ) Buenos Aires, Argentina.
Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing, 580 George Street, Sydney, NSW 2001, Australia.
Austria	UniCredit Bank Austria A.G	Schottengasse 6-8, A-1010, Vienna, Austria.
Bahrain	HSBC Bank Middle East Limited	Custody & Clearing Dept, 2nd floor, Building No: 2505, Road No: 2832, Al Seef 428, Kingdom of Bahrain.
Bangladesh	Standard Chartered Bank	67 Gulshan Avenue, Dhaka-1212, Bangladesh.
Belgium	Deutsche Bank AG	Deutsche Bank AG, Amsterdam branch, Direct Securities Services, de Entree 99 - 197, 1101 HE, Amsterdam, Netherlands.
Bermuda	HSBC Bank Bermuda Limited	Bank of Bermuda Building, 6 Front Street, Hamilton, HM11 Bermuda.
Bosnia-Herzegovina	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Botswana	Standard Chartered Bank Botswana Limited	Standard House Building, Queens Road, P. O. Box 496, Gaborone, Botswana.
Brazil	Citibank N.A., Brazilian Branch	Citibank N.A. Sao Paulo Av Paulista 1111 12th Floor Sao Paulo SP 01311-920 Brazil
Bulgaria	ING Bank NV	49B Bulgaria Boulevard, Entrance "A", Floor 7, 1404 Sofia, Bulgaria.
Canada	The Northern Trust Company, Canada	145 King Street West, Suite 1910, Toronto, Ontario, M5H 1J8, Canada
CD's	Deutsche Bank AG	Winchester House, 1 Great Winchester Street, London EC2N 2DB
Chile	Banco de Chile.	Avda. Andres Bello 2687, 3rd and 5th Floors, Santiago, Chile.
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No. 99-02, First Floor, Santafe de Bogota D.C., Colombia
Croatia	UniCredit Bank Austria A.G.	Schottengasse 6-8, A-1010, Vienna, Austria
Cyprus	Citibank International plc	8 Othonos Street - 4th floor, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic a.s.	UniCredit Bank Czech Republic, a.s BB Centrum - Filadelfie Zeletakvsa 1525/1 140 92 Praha 4 - Michle
Denmark	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S Strandgade 3 1401 Copenhagen K Denmark
Egypt	Citibank NA	8 Ahmed Pasha Street, Garden City, Cairo, Egypt
Estonia	Swedbank AS	Liivalaia 8, 15040, Tallinn, Estonia
Finland	Nordea Bank Finland plc	VC210 Aleksis Kiven Katu 3-5 Helsinki FIN-00020
France	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Germany	Deutsche Bank AG	Taunusanlage 12 60262 Frankfurt am Main Germany Visiting address: Direct Securities Services Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn Germany
Ghana	Standard Chartered Bank Ghana Limited	Standard Chartered Bank Ghana address: Standard Chartered Bank, Standard Bank Building, High Street, P.O. Box 768, Accra, Ghana
Greece	Citibank International PLC	8 Othonos Street, 4th Floor, 10557 Athens, Greece
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 2/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary
Iceland	Landsbankinn hf	Custody Division, Vidskiptaumsjon 1, Álfabakki 10, IS-155 Reykjavik, Iceland.
India	Citibank, N.A.	3rd Floor, "TRENT HOUSE", G Block, Plot No.60, Bandra Kurla Complex, Bandra - East Mumbai 400098 India
Indonesia	Standard Chartered Bank	Menara Standard Chartered, 5th Floor, Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Ireland	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London, E145NT, United Kingdom
Israel	Bank Leumi Le-Israel BM	24-32 Yehuda Halevi Street, Tel-Aviv, Israel
Italy	BNP Paribas Securities Services	Via Ansperto 5 20123 Milan Italy
Japan	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing, 6F HSBC Building, 11-1 Nihonbashi 3-chome, Chuo-Ku, Tokyo, Japan, 103-0027
Jordan	HSBC Bank Middle East Limited	PO Box 925286, 5th Circle, Amman, 11190, Jordan
Kazakhstan	HSBC Bank Kazakhstan JSC	Al-Farabi Avenue 77/7, Business Center "Essentai', 050060 Almaty, Republic of Kazakhstan.
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya, 48 Westlands Road, P.O.Box 40984 -00100GPO, Nairobi, Kenya
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, PO Box 1683, Safat 13017, Kuwait
Latvia	Swedbank AS	Balasta dambis 1a, Riga, LV-1048, Latvia.
Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380, Riad El Solh, Beirut 1107 2080
Lithuania	SEB Bankas	Gedimino pr. 12, LT-2600, Vilnius, Lithuania.
Luxembourg	Euroclear Bank S.A./N.V.	1 Boulevard du Roi Albert II B1210 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing, 12th Floor, South Tower, No.2 Leboh Ampang, 50100 Kuala Lumpur, Malaysia
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	HSBC Centre, 18 Cybercity, Ebene, Mauritius
Mexico	Banco Nationale de Mexico, S.A.	WWSS Division, Act.Roberto Medellin 800, 3er Piso Norte, Colonia Santa Fe, Mexico, D.F. 01210
Morocco	Societe Generale Marocaine de Banques	55 Boulevard Abdelmoumen, 20100, Casablanca, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center, Corner Werner List Street and Postal Street Mall - 2nd Floor, Windhoek, Namibia
Netherlands	Deutsche Bank AG	Direct Securities Services, de Entree 99 - 197, 1101, HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House, Level 9, 1 Queen Street, Auckland, New Zealand
Nigeria	Stanbic IBTC Bank Plc	PHYSICAL ADDRESS: Walter Carrington Crescent, Victoria Island Lagos POSTAL ADDRESS: PO Box 54746 Falomo Ikoyi Nigeria
Norway	Nordea Bank Norge ASA	Essendropsgate 7 NO-0368 Oslo Norway
Oman	HSBC Bank Oman SAOG	Al Khuwair, PO Box 1727 PC 111, Seeb, Sultanate of Oman.
Pakistan	Citibank, N.A.	AWT Plaza 1.1 Chundrigar Road PO Box 4889 Karachi Pakistan 74200
Palestine	HSBC Bank Middle East Limited	PO Box 2067, Ramallah, Palestine
Peru	Citibank del Peru S.A.	WWSS - 3 er Piso, Av. Canaval y Moreyra#480, San Isidro, Lima 27 - Peru.
Philippines	The Hongkong & Shanghai Banking Corporation Limited	7/F HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City, Taguig City 1634, Philippines
Poland	Bank Polska Kasa Opieki SA	53/57 Grzybowska Str 00-950 Warsaw Poland
Portugal	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Qatar	HSBC Bank Middle East Limited	3rd Floor, Ali Bin Ali Building, Al Matar Street #950, BLDG 150, Ummoglina, Area 27, Doha, Qatar
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	5/F, HSBC Building, #25 Bongrae-dong 1-ga, Chung-ku, Seoul, South Korea
Romania	ING Bank N.V.	Boulevard Iancu de Hunedoara 48, 011745, Sector 1, Bucharest, Romania.
Russia	ING Bank (Eurasia) ZAO	Krasnoproletarskaya Ulitsa 36, 127473 Moscow, Russian Federation.
Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Building, 2nd Floor, Olaya Road, Al-Murooj, P O Box 9084, Riyadh 11413, Saudi Arabia.
Serbia	UniCredit Bank Austria A.G.	UniCredit Bank Austria AG, Schottengasse 6-8, A-1010, Vienna, Austria.
Singapore	DBS Bank Ltd	60 Alexandra Terrace, #05-27 The Comtech, Singapore 118502
Slovak Republic	ING Bank N.V.	Jesenskeho 4/C, 811 022 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Wolfova 1, SI-1000, Ljubljana, Slovenia.
South Africa	Standard Bank of South Africa Limited	Financial Asset Services Division, 25 Sauer Street, Johannesburg 2000, South Africa
Spain	BNP Paribas Securities Services	C/Ribera del Loira 28, 3rd Floor 28042 Madrid, Spain
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland
Sweden	Svenska Handelsbanken AB (publ)	Nordic Custody Services, Blasieholmstorg 12, SE-106 70, Stockholm, Sweden
Switzerland	UBS AG	Bahnhofstrasse 45 CH-8098 Zurich Switzerland
Taiwan	Bank of Taiwan	49 Wu Chang Street, Sec. 1, Taipei 100, Taiwan, Republic of China.
Thailand	Citibank, N.A.	Securities and Fund Services, Citibank, N.A. Bangkok, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110, Thailand
Trinidad & Tobago	Republic Bank Limited	9-17 Park Street, Port of Spain, Republic of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	70-72 avenue Habib Bourguiba, 1000 Tunis, Tunisia
Turkey	Deutsche Bank AS	Tekfen Tower, Eski Buyukdere Caddesi No.209, 34394 Levent, Istanbul, Turkey
UAE - ADX	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates
UAE - DFM	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates.
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 3, Building 5, PO Box 502601, Dubai, United Arab Emirates
Uganda	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda address: Standard Chartered Bank, 5 Speke Road, P.O. Box, 7111, Kampala, Uganda
UK	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
Ukraine	ING Bank Ukraine	30-A Spaska Street, 04070 Kiev, Ukraine.
United States	The Northern Trust Company	50 South La Salle Street, Chicago, IL 60603, USA.
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463, 11000 Montevideo, Uruguay.
Venezuela	Citibank NA, Caracas Branch	WWSS, Avda. Casanova, Centro Comercial El Recro, Torre Norte, Piso 18, Caracas, Venezuela.
Vietnam	HSBC Bank (Vietnam) Ltd	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam.
West Africa	United Bank for Africa plc	Blvd Botreau-Roussel - Le Plateau 17 BP 808 Abidjan 17 (Côte d'Ivoire).
Zambia	Standard Chartered Bank Zambia plc	Standard Chartered Bank, Standard House, Cairo Road, P.O. Box 32238, Lusaka, Zambia.